SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington Street, Tempe, Arizona 85281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Results of Operations and Financial Condition

On April 29, 2004, OrthoLogic Corp. issued a press release announcing that is has signed a definitive agreement to acquire substantially all of the assets and intellectual property of privately held Chrysalis BioTechnology, Inc., based in Galveston, Texas, for up to $34.5 million in cash and stock. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
99.1	Press release, dated April 29, 2004, issued by OrthoLogic Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2004	ORTHOLOGIC CORP.

/s/ Thomas Trotter

Thomas Trotter
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated April 29, 2004, issued by OrthoLogic Corp.